UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2025

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2025, Quest Resource Management Group, LLC (“Seller”), a wholly-owned subsidiary of Quest Resource Holding Corporation (the “Company”), entered into an asset purchase agreement (the “APA”) by and between Seller and Lincoln Waste Solutions, LLC, a Connecticut limited liability company (“Purchaser”), and completed the sale to Purchaser of substantially all of the assets used in the business of Seller, as set forth in the APA (the “Transaction”).

As consideration for the Transaction, the APA provides for purchase price payable to Seller comprised of the following: (i) $5,004,164 in cash, which was paid at the closing of the Transaction, plus (ii) additional amounts payable to Seller, not to exceed $6,500,000 in the aggregate, based on the performance of the contracts acquired under the APA during each of (a) the twelve (12) month period ending on the first anniversary of the closing date, (b) the twelve (12) month period ending on the second anniversary of the closing date and (c) the twelve (12) month period ending on the third anniversary of the closing date (collectively, the “Milestone Payments”), plus (iii) a one-time payment based on Purchaser’s ability to collect the accounts receivable, notes receivable and other monies due to Seller for sales and deliveries of goods, performance of services and other business transactions (whether or not on the books of Seller) related to Seller’s business arising prior to the date of the APA and any claim, remedy or other right related to any of the foregoing from each applicable third party within the first one-hundred twenty (120) days following the closing (collectively, the “Acquired AR Remittance Amount”), less (iv) any offset against the Milestone Payments and Acquired AR Remittance Amount, calculated in accordance with the terms of the APA.

In connection with the Transaction, on March 31, 2025, the Company and certain of its domestic subsidiaries entered into an amendment, consent and partial release agreement (the “Monroe Amendment”) to that certain Credit Agreement, dated as of October 19, 2020 (as amended and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Monroe Credit Agreement”), with Monroe Capital Management Advisors, LLC, as administrative agent for the lenders thereto (the “Lenders”) and the Lenders, pursuant to which the Lenders consented to the Transaction, the parties provided for the application of the proceeds from the Transaction and the Monroe Credit Agreement was amended to modify the definition of “Total Senior Debt”. The information contained in Exhibit 10.2 filed herewith is hereby incorporated by reference into this Item 1.01.

On March 31, 2025, the Company and certain of its domestic subsidiaries entered into an amendment, consent and partial release agreement (the “PNC Amendment”) to that certain Loan, Security and Guaranty Agreement, dated as of August 5, 2020 (as amended and as may be further amended restated, supplemented or otherwise modified from time to time, the “PNC Loan Agreement”), with PNC Bank, National Association, successor to BBVA USA, as a lender, and as administrative agent, collateral agent, and issuing bank (“PNC”), pursuant to which PNC consented to the Transaction, the parties provided for the application of the proceeds from the Transaction and the PNC Loan Agreement was amended to modify the definition of “Total Senior Debt”. The information contained in Exhibit 10.3 filed herewith is hereby incorporated by reference to this Item 1.01.

The foregoing summary of the APA and the Transaction, the Monroe Amendment and the PNC Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, the Monroe Amendment and the PNC Amendment which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Certain information with respect to the Monroe Amendment and the PNC Amendment set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On April 4, 2025, the Company issued a press release relating to the signing of the APA and the closing of the Transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of March 31, 2025, by and between Quest Resource Management Group, LLC and Lincoln Waste Solutions, LLC.

10.2	Amendment, Consent and Partial Release Agreement, dated March 31, 2025, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are parties thereto as borrowers, the lenders party thereto and Monroe Capital Management Advisors, LLC.

10.3	Amendment, Consent and Partial Release Agreement, dated March 31, 2025, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are parties thereto as guarantors, the lenders party thereto and PNC Bank, N.A.

99.1	Press Release, dated April 4, 2025.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: April 4, 2025	By:	/s/ Brett Johnston
		Name:	Brett Johnston
		Title:	Chief Financial Officer